Exhibit 4.26

EXECUTION VERSION

City Square White Plains

CO-LENDER AGREEMENT

Dated as of October 27, 2025

by and between

BSPRT CMBS Finance, LLC

(Initial Note A-1 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-2 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-3 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-4 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-5 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-6 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-7 Holder)

and

BSPRT CMBS Finance, LLC
(Initial Note A-8 Holder)

TABLE OF CONTENTS

Page

1.	Definitions; Conflicts	3
2.	Servicing of the Mortgage Loan	18
3.	Priority of Notes	20
4.	Workout	20
5.	Accounts; Payment Procedure	21
6.	Limitation on Liability	22
7.	Representations of the Holders	22
8.	Independent Analyses of each Holder	23
9.	No Creation of a Partnership or Exclusive Purchase Right	23
10.	Not a Security	23
11.	Other Business Activities of the Holders	23
12.	Transfer of Notes	24
13.	Registration of Transfer	26
14.	Registration of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8	26
15.	Statement of Intent	26
16.	Exercise of Remedies by the Servicer	27
17.	Rights of the Directing Holder	29
18.	Appointment of Special Servicer	30
19.	Rights of the Non-Directing Holder	31
20.	Advances; Reimbursement of Advances	32
21.	Provisions Relating to Securitization	33
22.	Governing Law; Waiver of Jury Trial	38
23.	Submission To Jurisdiction; Waivers	38
24.	Modifications	39
25.	Successors and Assigns; Third Party Beneficiaries	39
26.	Counterparts	39
27.	Captions	40
28.	Notices	40
29.	Severability	40
30.	Entire Agreement	40
31.	Withholding Taxes	40
32.	Custody of Mortgage Loan Documents	42
33.	Certain Matters Affecting the Agent	42
34.	Termination of Agent	43

-i-

THIS CO-LENDER AGREEMENT (the “Agreement”), dated as of October 27, 2025, is by and between BSPRT CMBS Finance, LLC (“BSP”), a Delaware limited liability company, in its capacity as initial owner of Note A-1 (the “Initial Note A-1 Holder”), BSP, in its capacity as initial owner of Note A-2 (the “Initial Note A-2 Holder”), BSP, in its capacity as initial owner of Note A-3 (the “Initial Note A-3 Holder”), BSP, in its capacity as initial owner of Note A-4 (the “Initial Note A-4 Holder”), BSP, in its capacity as initial owner of Note A-5 (the “Initial Note A-5 Holder”), BSP, in its capacity as initial owner of Note A-6 (the “Initial Note A-6 Holder”), BSP, in its capacity as initial owner of Note A-7 (the “Initial Note A-7 Holder”), BSP, in its capacity as initial owner of Note A-8 (the “Initial Note A-8 Holder”) and BSP, in its capacity as the initial agent (the “Initial Agent”).

W I T N E S S E T H:

WHEREAS, BSP has made a mortgage loan in the original principal amount of $141,000,000.00 (the “Mortgage Loan”) to GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC (individually and collectively, as the context may require, the “Borrower”) pursuant to a loan agreement between the Borrower, as borrower, and BSP, as lender, dated as of October 1, 2025 (the “Loan Agreement”), which Mortgage Loan was evidenced by a single promissory note in the original principal amount of $141,000,000.00;

WHEREAS, the Mortgage Loan is secured by a second mortgage lien (the “Mortgage”) on the Borrower’s fee interest in the property known as City Square White Plains, located at 1 Martine Avenue, 11 Martine Avenue, 34 S Lexington Avenue and 50 Main Street, White Plains, New York 10606 (the “Mortgaged Property”);

WHEREAS, pursuant to a note splitter and loan modification agreement, made as of October 1, 2025, by and between the Borrower and BSP, the Mortgage Loan is presently evidenced by the following promissory notes: Promissory Note A-1 in the original principal amount of $50,000,000 (“Note A-1”), Promissory Note A-2 in the original principal amount of $40,000,000 (“Note A-2”), Promissory Note A-3 in the original principal amount of $20,000,000 (“Note A-3”), Promissory Note A-4 in the original principal amount of $15,000,000 (“Note A-4”), Promissory Note A-5 in the original principal amount of $5,000,000 (“Note A-5”), Promissory Note A-6 in the original principal amount of $5,000,000 (“Note A-6”), Promissory Note A-7 in the original principal amount of $5,000,000 (“Note A-7”) and Promissory Note A-8 in the original principal amount of $1,000,000 (“Note A-8” and, together with Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and Note A-7, respectively and individually, each, a “Note” and collectively the “Notes”);

WHEREAS, BSP, as Initial Note A-1 Holder, Initial Note A-5 Holder and Initial Note A-8 Holder, intends to sell, transfer and assign all of its right, title and interest in and to Note A-1, Note A-5 and Note A-8 to RREF V – D Direct Lending Investments, LLC, a Delaware limited liability company (“Rialto”), pursuant to a Mortgage Loan Purchase Agreement dated as of October 27, 2025, among Rialto, as purchaser, BSP, as seller, and Franklin BSP Realty Trust, Inc. (“FBRT”);

WHEREAS, Rialto intends to sell, transfer and assign all of its right, title and interest in and to Note A-1, Note A-5 and Note A-8 to Barclays Commercial Mortgage Securities LLC (“BBCMS”), as depositor, pursuant to a Mortgage Loan Purchase Agreement, which is expected to dated on or about November 18, 2025, between BBCMS, as purchaser, and Rialto, as seller.

WHEREAS, the Initial Note A-3 Holder intends to sell, transfer and assign all of its right, title and interest in and to Note A-3 to BBCMS, as depositor, pursuant to a Mortgage Loan Purchase Agreement, which is expected to dated on or about November 18, 2025, among BBCMS, as purchaser, BSP, as seller, and FBRT.

WHEREAS, BBCMS, as purchaser, intends to transfer its right, title and interest in and to Note A-1, Note A-3, Note A-5 and Note A-8 to Computershare Trust Company, National Association, as trustee for the BBCMS Mortgage Trust 2025-5C38 under a pooling and servicing agreement, dated as of November 1, 2025 (the “BBCMS 2025-5C38 PSA”), among BBCMS, as depositor, Trimont LLC, as master servicer, Rialto Capital Advisors, LLC, as special servicer; Computershare Trust Company, National Association, as certificate administrator and as trustee, and BellOak, LLC, as operating advisor and as asset representations reviewer (such sales, transfers and assignments, the “BBCMS 2025-5C38 Securitization”);

WHEREAS, the Note A-2 Holder intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-2 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the Note A-4 Holder intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-4 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the Note A-6 Holder intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-6 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the Note A-7 Holder intends, but is not bound, to sell, transfer and assign all or a portion of its right, title and interest in and to Note A-7 to one or more depositors who will in turn transfer the same to one or more trusts as part of the securitization of one or more mortgage loans; and

WHEREAS, the parties hereto desire to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, respectively;

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NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually agree as follows:

1.                  Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned or an analogous term in the Servicing Agreement. To the extent of any inconsistency between this Agreement and the Servicing Agreement, the terms of this Agreement shall control. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“Acceptable Insurance Default” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Advance” shall mean any P&I Advance or Property Advance made with respect to any of the Notes, the Mortgage Loan or the Mortgaged Property pursuant to the Servicing Agreement, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA, as applicable.

“Affiliate” shall mean, with respect to any specified Person, any other Person Controlling or Controlled by or under common Control with such specified Person.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and from and after the BBCMS 2025-5C38 Securitization Date shall mean the Master Servicer in its role as “Companion Paying Agent” (or equivalent term) under the Servicing Agreement.

“Agent Office” shall mean the designated office of the Agent in the State of New York, which office at the date of this Agreement is located at 1 Madison Avenue, Suite 1600, New York, New York 10010, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Holders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedules hereto, and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Asset Status Report” shall have the meaning assigned to such term in the Servicing Agreement or such other analogous term used in the Servicing Agreement.

“BBCMS” shall have the meaning assigned to such term in the recitals.

“BBCMS 2025-5C38 PSA” shall have the meaning assigned to such term in the recitals.

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“BBCMS 2025-5C38 Securitization” shall have the meaning assigned to such term in the recitals.

“BBCMS 2025-5C38 Securitization Date” shall mean the closing date of the BBCMS 2025-5C38 Securitization.

“BBCMS 2025-5C38 Trust Fund” shall mean the trust formed pursuant to the BBCMS 2025-5C38 PSA, which includes Note A-1.

“Borrower” shall have the meaning assigned to such term in the recitals.

“BSP” shall mean BSPRT CMBS Finance, LLC, and its successors in interest.

“Business Day” shall have the meaning assigned to such term in the Servicing Agreement.

“Certificates” shall mean any securities issued in connection with the BBCMS 2025-5C38 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization, the Note A-6 Securitization, the Note A-7 Securitization or the Note A-8 Securitization.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Transferee.”

“CLO Asset Manager” shall mean, with respect to any Securitization Vehicle that is a CLO, the entity that is responsible for managing or administering the underlying assets of such Securitization Vehicle or, if applicable, the assets of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the Directing Holder).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall mean the “collection account” or sub-account thereof, established under the Servicing Agreement for the purpose of servicing the Mortgage Loan.

“Consultation Termination Event” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“CREFC® Investor Reporting Package®” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Defaulted Mortgage Loan” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

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“Depositor” shall mean (i) with respect to the BBCMS 2025-5C38 Securitization, the depositor under the BBCMS 2025-5C38 PSA, (ii) with respect to the Note A-2 Securitization, the depositor under the Note A-2 PSA, (iii) with respect to the Note A-3 Securitization, the depositor under the Note A-3 PSA, (iv) with respect to the Note A-4 Securitization, the depositor under the Note A-4 PSA, (v) with respect to the Note A-5 Securitization, the depositor under the Note A-5 PSA, (vi) with respect to the Note A-6 Securitization, the depositor under the Note A-6 PSA, (vii) with respect to the Note A-7 Securitization, the depositor under the Note A-7 PSA, and (viii) with respect to the Note A-8 Securitization, the depositor under the Note A-8 PSA.

“Directing Holder” shall mean the Note A-1 Holder or, if Note A-1 is included in a Securitization, the holders of Certificates representing the specified interest in the class of Certificates designated as the “controlling class” under the BBCMS 2025-5C38 Securitization or the duly appointed representative of the holders of such Certificates or such other party that the Note A-1 Holder grants the right to exercise the rights granted to the Directing Holder in this Agreement; provided, that no Borrower Party, as defined in the applicable Servicing Agreement thereof shall be entitled to act as Directing Holder.

“Event of Default” shall mean an “Event of Default” as defined in the Loan Agreement.

“Excluded Amounts” shall mean:

(i)                                proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Borrower in accordance with the terms of the Mortgage Loan Documents;

(ii)                            amounts required to be deposited in reserve or escrow pursuant to the Mortgage Loan Documents; and

(iii)                         amounts that are then due and payable pursuant to the Servicing Agreement to the parties to the Servicing Agreement, including, without limitation, Servicing Fees, Special Servicing Fees, Liquidation Fees, Workout Fees, as applicable, reimbursement of costs and expenses, reimbursement of Property Advances and interest thereon at the Reimbursement Rate;

but shall not include (A) any amounts received in respect of any P&I Advances (and interest thereon), (B) any Servicing Fees due to the Master Servicer in excess of the Servicing Fee calculated at the “primary servicing fee rate” set forth in the Servicing Agreement and (C) any trustee fees.

“Fitch” shall mean Fitch Ratings, Inc. and its successors in interest.

“Holder” shall mean the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and/or the Note A-8 Holder as the context indicates.

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“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-4 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-5 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-6 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-7 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-8 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Intervening Trust Vehicle” shall mean, with respect to any Securitization Vehicle that is a CLO, a trust vehicle or entity which holds Note A-1 as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Note” shall mean Note A-1.

“Lead Note Holder” shall mean the Holder of the Lead Note.

“Lead Securitization” shall mean the trust established under the Note A-1 Securitization.

“Lead Securitization Trust” shall mean the trust established under the Note A-1 PSA.

“Lead Servicer” shall mean the master servicer designated under the Note A-1 PSA.

“Lead Trustee” shall mean the trustee designated under the Note A-1 PSA.

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“Liquidation Proceeds” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the recitals.

“Major Action” shall have the meaning assigned to the term “Material Action”, “Major Action”, “Major Decision” or any equivalent term in the Servicing Agreement.

“Master Servicer” shall mean the master servicer under the Servicing Agreement and any successor thereunder.

“Master Servicer Remittance Date” shall mean:

(i)                               with respect to Note A-1, the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement; and

(ii)                            with respect to Note A-2, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-2 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(iii)                         with respect to Note A-3, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-3 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(iv)                          with respect to Note A-4, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-4 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(v)                             with respect to Note A-5, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-5 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(vi)                         with respect to Note A-6, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-6 PSA, provided, however, that no remittance is

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required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(vii)                      with respect to Note A-7, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-7 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

(viii)                  with respect to Note A-8, the earlier of (a) the “Master Servicer Remittance Date” (or analogous term) as defined in the Servicing Agreement or (b) the first Business Day after the “determination date,” as such term or a similar term is defined in the Note A-8 PSA, provided, however, that no remittance is required to be made until two Business Days after receipt of the scheduled monthly payment with respect to the Mortgage Loan.

“Maturity Date” shall have the meaning assigned to such term in Exhibit A.

“Monthly Payment” with respect to any period shall mean all amounts due and payable to any Holder or Holders during such period in accordance with the Mortgage Loan Documents.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors in interest.

“Morningstar DBRS” shall mean DBRS, Inc. and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Interest Rate” shall mean the Mortgage Interest Rate set forth in the Mortgage Loan Schedule with respect to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Documents” shall mean the Mortgage, the Loan Agreement, the Notes, and all other documents now or hereafter evidencing, securing or guaranteeing the Mortgage Loan.

“Mortgage Loan Principal Balance” shall mean, at any date of determination, the aggregate principal balance of the Notes evidencing the Mortgage Loan.

“Mortgage Loan Schedule” shall mean the Schedule attached hereto as Exhibit A, which schedule sets forth certain information regarding the Mortgage Loan and the Notes.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

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“Non-Directing Holder” shall mean the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) or, if Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 is included in a Securitization, the holders of Certificates representing the specified interest in the class of Certificates designated as the “controlling class” or the duly appointed representative of the holders of such Certificates or such other party otherwise entitled under the Note A-2 PSA, Note A-3 PSA, Note A-4 PSA, Note A-5 PSA (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), Note A-6 PSA, Note A-7 PSA or the Note A-8 PSA (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) to exercise the rights granted to the Non-Directing Holder in this Agreement. If Note A-2, Note A-3, Note A-4, Note A-5 (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), Note A-6, Note A-7 or Note A-8 (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) is no longer in a Securitization, the Non-Directing Holder with respect to such Note will be the then-current Holder of such Note.

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit Note A-1 Holder to make such payments free of any obligation or liability for withholding.

“Non-Lead Master Servicer” shall mean the master servicer designated under the PSA for the Securitization that includes any of the Non-Lead Notes.

“Non-Lead Notes” shall mean Note A-2, Note A-3, Note A-4, Note A-5 (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), Note A-6, Note A-7 and Note A-8 (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization).

“Non-Lead Note Holders” shall mean the holders of the Non-Lead Notes.

“Non-Lead Securitizations” shall mean the Securitizations that include any of the Non-Lead Notes.

“Non-Lead Servicing Agreements” shall mean the PSA for the Securitization that includes any of the Non-Lead Notes.

“Non-Lead Special Servicer” shall mean, the special servicer designated under the PSA for the Securitization that includes any of the Non-Lead Notes.

“Nonrecoverable Advance” shall have the meaning assigned to such term in the Servicing Agreement.

“Note A-1” shall have the meaning assigned such term in the recitals.

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“Note A-1 Holder” shall mean the Initial Note A-1 Holder or any subsequent holder of Note A-1.

“Note A-1 Master Servicer” shall mean the master servicer under the BBCMS 2025-5C38 PSA.

“Note A-1 Principal Balance” shall mean, at any time of determination, the initial Note A-1 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-1 Holder and any reductions in such amount pursuant to Section 4.

“Note A-1 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-1 Securitization, which is expected to be the BBCMS 2025-5C38 PSA.

“Note A-1 Securitization” shall mean the BBCMS 2025-5C38 Securitization.

“Note A-1 Securitization Date” shall mean the closing date of the BBCMS 2025-5C38 Securitization.

“Note A-1 Special Servicer” shall mean the special servicer for the Mortgage Loan under the BBCMS 2025-5C38 PSA.

“Note A-2” shall have the meaning assigned such term in the recitals.

“Note A-2 Holder” shall mean the Initial Note A-2 Holder or any subsequent holder of Note A-2.

“Note A-2 Principal Balance” shall mean at any time of determination, the initial Note A-2 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-2 Holder and any reductions in such amount pursuant to Section 4.

“Note A-2 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-2 Securitization.

“Note A-2 Securitization” shall mean the first sale by the Note A-2 Holder of all or any portion of Note A-2 to a depositor who will in turn include all or such portion (as applicable) of Note A-2 as part of the securitization of one or more mortgage loans.

“Note A-2 Securitization Date” shall mean the closing date of the Note A-2 Securitization.

“Note A-2 Trust Fund” shall mean the trust formed pursuant to the Note A-2 PSA.

“Note A-3 Holder” shall mean the Initial Note A-3 Holder or any subsequent holder of Note A-3.

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“Note A-3 Principal Balance” shall mean at any time of determination, the initial Note A-3 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-3 Holder and any reductions in such amount pursuant to Section 4.

“Note A-3 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-3 Securitization.

“Note A-4 Holder” shall mean the Initial Note A-4 Holder or any subsequent holder of Note A-4.

“Note A-4 Principal Balance” shall mean at any time of determination, the initial Note A-4 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-4 Holder and any reductions in such amount pursuant to Section 4.

“Note A-4 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-4 Securitization.

“Note A-4 Securitization” shall mean the first sale by the Note A-4 Holder of all or any portion of Note A-4 to a depositor who will in turn include all or such portion (as applicable) of Note A-4 as part of the securitization of one or more mortgage loans.

“Note A-4 Securitization Date” shall mean the closing date of the Note A-4 Securitization.

“Note A-4 Trust Fund” shall mean the trust formed pursuant to the Note A-4 PSA.

“Note A-5 Holder” shall mean the Initial Note A-5 Holder or any subsequent holder of Note A-5.

“Note A-5 Principal Balance” shall mean at any time of determination, the initial Note A-5 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-5 Holder and any reductions in such amount pursuant to Section 4.

“Note A-5 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-5 Securitization.

“Note A-5 Securitization” shall mean the first sale by the Note A-5 Holder of all or any portion of Note A-5 to a depositor who will in turn include all or such portion (as applicable) of Note A-5 as part of the securitization of one or more mortgage loans.

“Note A-5 Securitization Date” shall mean the closing date of the Note A-5 Securitization.

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“Note A-5 Trust Fund” shall mean the trust formed pursuant to the Note A-5 PSA.

“Note A-6 Holder” shall mean the Initial Note A-6 Holder or any subsequent holder of Note A-6.

“Note A-6 Principal Balance” shall mean at any time of determination, the initial Note A-6 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-6 Holder and any reductions in such amount pursuant to Section 4.

“Note A-6 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-6 Securitization.

“Note A-6 Securitization” shall mean the first sale by the Note A-6 Holder of all or any portion of Note A-6 to a depositor who will in turn include all or such portion (as applicable) of Note A-6 as part of the securitization of one or more mortgage loans.

“Note A-6 Securitization Date” shall mean the closing date of the Note A-6 Securitization.

“Note A-6 Trust Fund” shall mean the trust formed pursuant to the Note A-6 PSA.

“Note A-7 Holder” shall mean the Initial Note A-7 Holder or any subsequent holder of Note A-7.

“Note A-7 Principal Balance” shall mean at any time of determination, the initial Note A-7 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-7 Holder and any reductions in such amount pursuant to Section 4.

“Note A-7 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-7 Securitization.

“Note A-7 Securitization” shall mean the first sale by the Note A-7 Holder of all or any portion of Note A-7 to a depositor who will in turn include all or such portion (as applicable) of Note A-7 as part of the securitization of one or more mortgage loans.

“Note A-7 Securitization Date” shall mean the closing date of the Note A-7 Securitization.

“Note A-7 Trust Fund” shall mean the trust formed pursuant to the Note A-7 PSA.

“Note A-8 Holder” shall mean the Initial Note A-8 Holder or any subsequent holder of Note A-8.

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“Note A-8 Principal Balance” shall mean at any time of determination, the initial Note A-8 Principal Balance as set forth in the Mortgage Loan Schedule less any payments of principal thereon received by the Note A-8 Holder and any reductions in such amount pursuant to Section 4.

“Note A-8 PSA” shall mean the “pooling and servicing agreement” entered into in connection with the Note A-8 Securitization.

“Note A-8 Securitization” shall mean the first sale by the Note A-8 Holder of all or any portion of Note A-8 to a depositor who will in turn include all or such portion (as applicable) of Note A-8 as part of the securitization of one or more mortgage loans.

“Note A-8 Securitization Date” shall mean the closing date of the Note A-8 Securitization.

“Note A-8 Trust Fund” shall mean the trust formed pursuant to the Note A-8 PSA.

“Note Register” shall have the meaning assigned to such term in Section 14.

“Notes” shall have the meaning assigned such term in the recitals.

“P&I Advance” shall mean an advance made by a party to the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA, as applicable, with respect to a delinquent monthly debt service payment on the Notes included in the related Securitization.

“Penalty Charges” shall mean any amounts collected from the Borrower that represent default charges, penalty charges, late fees and/or default interest, but excluding any yield maintenance charge or prepayment premium.

“Permitted Fund Manager” shall mean any Person (a) listed on Exhibit C attached hereto or (b) that on the date of determination is (i) a other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through one or more funds with committed capital of at least $100,000,000 and (iii) not subject to a proceeding, whether voluntary or involuntary, relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and each Holder, (i) for purposes of allocating payments of interest among the Notes, each Note or Holder, as the case may be, is allocated its respective pro rata share based on the interest accrued on such Note at the respective Mortgage Interest Rate of such Note based on the outstanding principal balance of such Note and (ii) for all other purposes, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Holders, as the

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case may be, without any priority of any such Note or any such Holder over another Note or Holder, as the case may be, and in any event such that each Note or Holder, as the case may be, is allocated its respective pro rata share based on the principal balance of its Note in relation to the principal balance of the entire Mortgage Loan of such particular payment, collection, cost, expense, liability or other amount.

“Property Advance” shall mean an advance made in respect of property protection expenses or expenses incurred to protect, preserve and enforce the security for the Mortgage Loan or to pay taxes and assessments or insurance premiums with respect to the Mortgaged Property.

“PSA” shall mean, the Note A-1 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA, as the context requires.

“Qualified Servicer” shall mean any nationally recognized commercial mortgage loan servicer (1) rated at least “CSS3,” in the case of a special servicer, or at least “CMS2,” in the case of a master servicer, by Fitch, (2) on the S&P Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, (3) as to which neither Moody’s nor KBRA has cited servicing concerns of such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any CMBS transaction rated by Moody’s or KBRA, as applicable, and serviced by such servicer prior to the time of determination, and (4) that has a current ranking from Morningstar DBRS of at least “MOR CS3”. For purposes of this definition, for so long as any Note is included in a Securitization, the ratings or actions of any Rating Agency that is not rating any such Securitization(s) shall not be considered.

“Qualified Transferee” shall mean:

(a) an Affiliate of BSP, Rialto or an Affiliate of Rialto, or one or more of the following (other than the Borrower or any entity which is an Affiliate of the Borrower):

(i)                               a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                            an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, that regularly engages in the business of making or owning investments of types similar to the Mortgage Loan, or

(iii)                         any entity Controlled by or under common Control or Controlling any of the entities described in clause (i) above, or

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(iv)                         a Qualified Trustee (or, in the case of a CLO, a single purpose bankruptcy remote entity that contemporaneously assigns or pledges a Note, or a participation interest therein (or any portion thereof) to a Qualified Trustee) in connection with (a) a securitization of, (b) the creation of collateralized loan obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that either (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by at least two nationally recognized credit rating agencies; (2)  the special servicer for the Securitization Vehicle is a Qualified Servicer at the time of transfer; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager that is a Qualified Transferee, are each a Qualified Transferee under clauses (i), (ii) or (iii) of this definition, or

(v)                            an investment fund, limited liability company, limited partnership or general partnership in which a Permitted Fund Manager acts as the general partner, managing member, or the fund manager responsible for the day to day management and operation of such investment vehicle, or

(vi)                         an institution substantially similar to any of the foregoing, or

(vii)                     any Person that is otherwise a Qualified Transferee but is acting in an agency capacity in connection with a lending syndicate, so long as more than fifty percent (50%) of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees, which, in the case of each of clauses (i), (ii), and (iii) of this definition, has at least $400,000,000 in total assets (in name or under management) and (except with respect to a pension advisory firm or similar fiduciary) at least $150,000,000 in capital/statutory surplus or shareholders’ equity, and is regularly engaged in the business of making or owning commercial real estate loans or commercial loans similar to the Mortgage Loan.

(b) any entity approved by the Rating Agencies hereunder as a Qualified Transferee for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer; or

For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” has the meaning correlative thereto).

“Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and

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subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is then rated in one of the top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean Moody’s, Fitch, KBRA, Morningstar DBRS and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, unless specified otherwise, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged by the applicable Depositor from time to time to rate the securities issued in connection with such Securitization.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies for each Securitization shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding or none of the Notes are included in a Securitization, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the Note A-1 Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Servicing Agreement and the Non-Lead Servicing Agreements, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Reimbursement Rate” shall have the meaning assigned to such term or the term “Advance Rate” or an analogous term in the Servicing Agreement.

“REO Loan” shall have the meaning assigned to such term or analogous term in the Servicing Agreement.

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“REO Property” shall mean any Mortgaged Property, title to which has been acquired by the Servicer on behalf of (or other Person designated by) the Holder through foreclosure, deed in lieu of foreclosure or otherwise.

“S&P” shall mean S&P Global Ratings, and its successors in interest.

“Securitization” shall mean the BBCMS 2025-5C38 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization, the Note A-6 Securitization, the Note A-7 Securitization and the Note A-8 Securitization, as the context requires.

“Securitization Date” shall mean the closing date of the BBCMS 2025-5C38 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization, the Note A-6 Securitization, the Note A-7 Securitization and the Note A-8 Securitization, as the context requires.

“Servicer” shall mean (i) the Master Servicer with respect to a non-Specially Serviced Mortgage Loan and the Special Servicer with respect to a Specially Serviced Mortgage Loan, or (ii) with respect to a specific function, right or obligation as to which the Servicing Agreement designates the Master Servicer or the Special Servicer, the party so designated, as applicable, pursuant to the Servicing Agreement.

“Servicing Agreement” shall mean the BBCMS 2025-5C38 PSA; provided that in the event the Lead Note is no longer an asset of the trust fund created pursuant to the BBCMS 2025-5C38 PSA, the term “Servicing Agreement” shall refer to the subsequent servicing agreement entered into pursuant to Section 2.

“Servicing Fee” shall mean the fee of the Master Servicer pursuant to the terms of the Servicing Agreement, which will generally be calculated as the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of the Mortgage Loan as of the date of determination.

“Servicing Fee Rate” shall have the meaning applied to such term in the Servicing Agreement, being the rate per annum which, when applied to the Mortgage Loan Principal Balance (which may be a different rate with respect to each of the Notes), will determine the servicing fee payable to the Master Servicer under the Servicing Agreement.

“Servicing File” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term, the term “Accepted Servicing Practices” or an analogous term in the Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term or an analogous term in the Servicing Agreement.

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“Special Servicer” shall mean the special servicer of the Mortgage Loan as appointed under the terms of this Agreement and the Servicing Agreement, or any successor special servicer appointed as provided thereunder and hereunder.

“Special Servicing Fee” shall have the meaning given to such term or an analogous term in the Servicing Agreement.

“Specially Serviced Mortgage Loan” shall mean the Mortgage Loan during the period it is serviced by the Special Servicer following a Servicing Transfer Event.

“Transfer” shall mean any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

“Trustee” shall mean the trustee under the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA, as the context requires.

2.                  Servicing of the Mortgage Loan. (a) Each Holder acknowledges and agrees that, subject in each case to the specific terms of this Agreement, the Mortgage Loan shall be serviced by the Note A-1 Master Servicer and the Note A-1 Special Servicer pursuant to the terms of this Agreement and the BBCMS 2025-5C38 PSA. Each Holder agrees to reasonably cooperate with each Servicer with respect to its exercise of its rights and obligations under the Servicing Agreement.

(b)               The BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA shall contain terms and conditions that are customary for securitization transactions involving assets similar to the Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the BBCMS 2025-5C38 Trust Fund, the Note A-2 Trust Fund, the Note A-3 Trust Fund, the Note A-4 Trust Fund and the Note A-5 Trust Fund, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the Rating Agencies rating the BBCMS 2025-5C38 Securitization, the Note A-2 Securitization, the Note A-3 Securitization, the Note A-4 Securitization, the Note A-5 Securitization, the Note A-6 Securitization, the Note A-7 Securitization or the Note A-5 Securitization. In addition, the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA shall have such additional provisions as are set forth in Section 21. The Note A-1 Holder shall have the right to designate the Master Servicer and Special Servicer for the BBCMS 2025-5C38 Securitization as long as each such party is a Qualified Servicer.

(c)               Subject to the terms and conditions of this Agreement, each Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer and, if applicable, the Trustee under the Servicing Agreement by the Depositor and the appointment of the Special Servicer by the Directing Holder and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Servicing Agreement. Each Holder hereby appoints the Master Servicer, the

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Special Servicer and, if applicable, the Trustee under the Servicing Agreement as such Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Servicing Agreement (subject at all times to the rights of the Holders as set forth herein and in such Servicing Agreement).

(d)               If, at any time the Lead Note is no longer in a Securitization, the Note A-1 Holder shall cause the Mortgage Loan to be serviced pursuant to a servicing agreement that is substantially similar to the Servicing Agreement (and, if the Non-Lead Notes are in a Securitization, subject to receipt of a Rating Agency Confirmation from the Rating Agencies that were engaged by the Depositor to rate such Securitization) and all references herein to the “Servicing Agreement” shall mean such subsequent Servicing Agreement; provided, however, that until a replacement Servicing Agreement has been entered into (and such written confirmation has been obtained), the Note A-1 Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan; provided, further, however, that until a replacement Servicing Agreement is in place, the actual servicing of the Mortgage Loan may be performed by any Qualified Servicer appointed by the Note A-1 Holder and does not have to be performed by the service providers set forth under the Servicing Agreement that was previously in effect.

(e)               Notwithstanding anything to the contrary contained herein (including Sections 4 and 16(a)), each Servicing Agreement shall provide that the Servicer shall be required to service and administer the Mortgage Loan in accordance with the Servicing Standard as set forth in such Servicing Agreement, and any Holder who are not the Borrower or an Affiliate of the Borrower shall be deemed a third-party beneficiary of such provisions of the Servicing Agreement that run to the benefit of such Holder. It is understood that the Non-Lead Note Holders may separately appoint a servicer for the Non-Lead Notes, by itself or together with other assets, but any such servicer will have no responsibility hereunder and shall be compensated solely by the Non-Lead Note Holders from funds payable to it hereunder or otherwise.

(f)               The Holders acknowledge that the Servicer is to comply with this Agreement and the Mortgage Loan Documents in connection with the servicing of the Mortgage Loan.

(g)               If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code, and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Borrower, or exercise or refrain from exercising any powers or rights that the Holders may have

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under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC that includes any Note (or any portion thereof). Each Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Servicing Agreement relating to the administration of the Mortgage Loan.

(h)               In the event that one of the Notes is included in a REMIC, the other Holder shall not be required to reimburse such Holder or any other Person for payment of any taxes imposed on such REMIC or Advances therefor or for any interest on such Advance or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to the other Holder be reduced to offset or make-up any such payment or deficit.

3.                  Priority of Notes. Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 shall be of equal priority, and no portion of any of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 shall have priority or preference over any portion of the other Note or security therefor. Except for the Excluded Amounts, all amounts tendered by the Borrower or otherwise available for payment on the Mortgage Loan, whether received in the form of Monthly Payments, a balloon payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other instrument serving as security on the Mortgage Loan, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain shall be distributed by the Master Servicer and applied to Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5 on a Pro Rata and Pari Passu Basis.

The Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Mortgage Loan to be used to (i) pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Advances, (ii) to pay the parties to any Securitization for interest accrued on any P&I Advance, (iii) to pay certain other expenses incurred with respect to the Mortgage Loan and (iv) to pay to the Master Servicer and/or the Special Servicer as additional servicing compensation.

4.                  Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Servicing Agreement and Section 16 of this Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the Mortgage Loan Principal Balance is decreased, (ii) the Mortgage Interest Rate is reduced, (iii) payments of interest or principal on Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 as described in Section 3.

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5.                 Accounts; Payment Procedure. The Servicing Agreement shall provide that the Master Servicer shall establish and maintain the Collection Account or Collection Accounts, as applicable. Each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder hereby directs the Master Servicer, in accordance with the priorities set forth in Section 3 hereof, and subject to the terms of the Servicing Agreement, (i) to deposit into the applicable Collection Account within the time period specified in the Servicing Agreement all payments received with respect to the Mortgage Loan and (ii) to remit from the applicable Collection Account for deposit or credit on the applicable Master Servicer Remittance Date all payments received with respect to and allocable to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 by wire transfer to accounts maintained by the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder respectively; provided that delinquent payments received by the Master Servicer after the related Master Servicer Remittance Date shall be remitted by the Master Servicer to such accounts within the time period specified in the Servicing Agreement.

If any Servicer holding or having distributed any amount received or collected in respect of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder, the Note A-8 Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, no Servicer shall be required to distribute any portion thereof to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder, as applicable, and the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder, as applicable, shall promptly on demand repay to such Servicer the portion thereof that has been distributed to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder, as applicable, together with interest thereon at such rate, if any, as such Servicer shall have been required to pay to the Borrower, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder, the Note A-8 Holder any Servicer or such other person or entity with respect thereto. Each of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it will promptly remit such excess to the Master Servicer. The Master Servicer shall have the right to offset any amounts due hereunder from the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder, as applicable, with respect to the Mortgage Loan against any future payments due to the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder, as applicable, under

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the Mortgage Loan, provided, that the obligations of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder under this Section 5 are separate and distinct obligations from one another and in no event shall any Servicer enforce the obligations of any Holder against any other Holder. The obligations of the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder under this Section 5 constitute absolute, unconditional and continuing obligations and each Servicer shall be deemed a third-party beneficiary of these provisions.

6.                  Limitation on Liability. Subject to the terms of the Servicing Agreement, no Holder (including the Master Servicer or the Special Servicer on its behalf) shall have any liability to any other Holder with respect to any Note, except (1) with respect to the Advance reimbursement provisions set forth in Section 20 and (2) with respect to losses actually suffered due to the gross negligence, willful misconduct or material breach of this Agreement on the part of such Holder (including the Master Servicer or the Special Servicer on its behalf, except that the Master Servicer’s or Special Servicer’s liability may be further limited or expanded as set forth in the Servicing Agreement).

7.                  Representations of the Holders. (a)  Each of the initial Holders hereby represents and warrants to, and covenants with each other Holder that, as of the date hereof:

(i)                                 It is duly organized, validly existing and in good standing under the laws of the State under which it is organized.

(ii)                              The execution and delivery of this Agreement by such Holder, and performance of, and compliance with, the terms of this Agreement by such Holder, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Agreement.

(iii)                           Such Holder has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(iv)                          This Agreement is the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law.

(v)                              It has the right to enter into this Agreement without the consent of any third party.

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(vi)                           It is the holder of the respective Note for its own account in the ordinary course of its business.

(vii)                       It has not dealt with any broker, investment banker, agent or other person, that may be entitled to any commission or compensation in connection with the consummation of any of the transactions contemplated hereby.

(viii)                    It is a Qualified Transferee.

8.                 Independent Analyses of each Holder. Each Holder acknowledges that, except for the representations made in Section 7, it has, independently and without reliance upon any other Holder and based on such documents and information as such Holder has deemed appropriate, made its own credit analysis and decision to purchase its respective Note. Each Holder hereby acknowledges that the other Holder shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Borrower. Each Holder assumes all risk of loss in connection with its respective Note for reasons other than gross negligence, willful misconduct or breach of this Agreement by any other Holder or negligence, willful misconduct or bad faith by any Servicer.

9.                 No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto, shall be deemed to constitute among any Holder (or the Master Servicer, Special Servicer or Trustee on its behalf) and any other Holder a partnership, association, joint venture or other entity. Each Holder (or the Master Servicer, Special Servicer or Trustee on its behalf) shall have no obligation whatsoever to offer to the other Holder the opportunity to purchase notes or interests relating to any future loans originated by such Holder or any of its Affiliates, and if any Holder chooses to offer to the other Holder, the opportunity to purchase notes or interests in any future mortgage loans originated by such Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Holder chooses, in its sole and absolute discretion. Neither Holder shall have any obligation whatsoever to purchase from the other Holder any notes or interests in any future loans originated by the other Holder or any of its Affiliates.

10.              Not a Security. None of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

11.              Other Business Activities of the Holders. Each Holder acknowledges that the other Holder may make loans or otherwise extend credit to, and generally engage in any kind of business with, any Affiliate of the Borrower, and receive payments on such other loans or extensions of credit to any Affiliate of the Borrower and otherwise act with respect thereto freely and without accountability, but only if none of the foregoing violate the Mortgage Loan

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Documents, in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

12.              Transfer of Notes. (a)  Each Holder may Transfer up to 49% (in the aggregate) of its beneficial interest in its Note whether or not the related transferee is a Qualified Transferee without a Rating Agency Confirmation. Each Holder shall not Transfer more than 49% (in the aggregate) of its beneficial interest in its Note unless (i) prior to a Securitization of any Note, the other Holder has consented to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes under this Agreement, (ii) after a Securitization of any Note, a Rating Agency Confirmation has been received with respect to such Transfer, in which case the related transferee shall thereafter be deemed to be a “Qualified Transferee” for all purposes under this Agreement, (iii) such Transfer is to a Qualified Transferee, or (iv) such Transfer is in connection with a sale by a Securitization trust. Any such transferee must assume in writing the obligations of the transferring Holder hereunder and agree to be bound by the terms and provisions of this Agreement and the Servicing Agreement. Such proposed transferee (except in the case of Transfers that are made in connection with a Securitization) shall also remake each of the representations and warranties contained herein for the benefit of the other Holder. Notwithstanding the foregoing, without the non-transferring Holder’s prior consent (which will not be unreasonably withheld), and, if such non-transferring Holder’s Note is in a Securitization, without a Rating Agency Confirmation from each Rating Agency that has been engaged by the Depositor to rate the securities issued in connection with such Securitization, no Holder shall Transfer all or any portion of its Note to the Borrower or an Affiliate of the Borrower and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee.

(b)               Except for a Transfer made in connection with a Securitization or a Transfer made by an initial Holder to (i) an Affiliate or (ii) Rialto or an Affiliate, the transferring Holder shall provide to the other Holder and, if any Certificates are outstanding, to the Rating Agencies, a certification that such transfer will be made in accordance with this Section 12, such certification to include (1) the name and contact information of the transferee and (2) if applicable, a certification by the transferee that it is a Qualified Transferee.

(c)               The Holders acknowledge that any Rating Agency Confirmation may be granted or denied by the Rating Agencies in their sole and absolute discretion and that such Rating Agencies may charge the transferring Holder customary fees in connection with providing such Rating Agency Confirmation.

(d)               Notwithstanding anything to the contrary contained herein, each Holder may pledge or transfer (a “Pledge”) its Note to any entity (other than the Borrower or any Affiliate thereof) that has extended a credit or repurchase facility to such Holder and that, in each case, is either a Qualified Transferee or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), or to a Person with respect to which a Rating Agency Confirmation has been obtained, on terms and conditions set forth in this Section 12(d), it being further agreed that a financing provided by a Note Pledgee to any Holder or any Affiliate that Controls such Holder that is secured by such Holder’s interest in its respective Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that, a Note Pledgee that is not a Qualified Transferee

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may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice, if any, by the pledging Holder to the other Holder and the Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), the other Holder agrees to acknowledge receipt of such notice and thereafter agree: (i) to give such Note Pledgee written notice of any default by the pledging Holder in respect of its obligations under this Agreement of which default such Holder has actual knowledge and which notice shall be given simultaneously with the giving of such notice to the pledging Holder; (ii) to allow such Note Pledgee a period of ten (10) Business Days to cure a default by the pledging Holder in respect of its obligations to the other Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement or the Servicing Agreement (if the pledging Holder had the right to consent to such amendment, modification, waiver or termination pursuant to the terms hereof) shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to be given if Note Pledgee shall fail to respond to any request for consent to any such amendment, modification, waiver or termination within 10 Business Days after request therefor; (iv) that the other Holder shall accept any cure by such Note Pledgee of any default of the pledging Holder which such pledging Holder has the right to effect hereunder, as if such cure were made by such pledging Holder; (v) that the other Holder or Servicer shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to the other Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the Servicer by such Note Pledgee that the pledging Holder is in default beyond any applicable cure periods with respect to the pledging Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement or other agreements relating to the Pledge between the pledging Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee (or at any time that pledging Holder otherwise directs that such payment be made to Note Pledgee pursuant to a separate notice) shall be entitled to receive any payments that any Servicer would otherwise be obligated to pay to the pledging Holder from time to time pursuant to this Agreement or any Servicing Agreement. Any pledging Holder hereby unconditionally and absolutely releases the other Holder and any Servicer from any liability to the pledging Holder on account of any Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or other Holder in good faith to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Holder (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law, the pledge agreement, repurchase agreement or similar agreement between the pledging Holder and the Note Pledgee and this Agreement. In such event, or if the pledging Holder otherwise assigns its interests to the Note Pledgee, the other Holder and the Servicer shall recognize such Note Pledgee (and any transferee other than the Borrower or any Affiliate thereof that is also a Qualified Transferee at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Transferee shall assume in writing the obligations of the pledging Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 12(d) shall remain

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effective as to any Holder (and any Servicer) unless and until such Note Pledgee shall have notified such Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

13.              Registration of Transfer. In connection with any Transfer of a Note (but excluding any Note Pledgee unless and until it realizes on its Pledge), except for transfer of a participation interest, a transferee shall execute an assignment and assumption agreement whereby such transferee assumes all of the obligations of the applicable Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the restriction on Transfers set forth in Section 12, from and after the date of such assignment. Notwithstanding the preceding sentence, a Trustee shall not be required to execute an assignment and assumption agreement in connection with any Transfer of a Note if the obligations are assumed pursuant to the Servicing Agreement. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 12 and this Section 13. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and any other Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement. Upon a Securitization of Note A-1, the Certificate Administrator shall automatically become and be the Agent.

14.              Registration of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial Note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes, the principal amount (and stated interest) of the Notes owing to each Holder and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in Section 13, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement, except in the case of the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder, the Initial Note A-7 Holder and the Initial Note A-8 Holder who may hold their Notes through a nominee. Upon request of a Holder, the Agent shall provide such party with the names and addresses of the Holders. To the extent another party is appointed as Agent hereunder, the Note A-1 Holder, the Note A-2 Holder, the Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder, the Initial Note A-7 Holder and the Initial Note A-8 Holder, hereby designates such person as its agent under this Section 14 solely for purposes of maintaining the Note Register.

15.              Statement of Intent. The Agent and each Holder intend that the Notes be classified and the arrangement hereby be maintained, in a manner consistent with rules applicable to a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code that is a fixed investment trust within the meaning of Treasury Regulation §301.7701-4(c), and the parties will not take any action inconsistent with such classification. It is neither the

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purpose nor the intent of this Agreement to create a partnership, joint venture, “taxable mortgage pool” or association taxable as a corporation among the parties.

16.              Exercise of Remedies by the Servicer. (a)  Subject to the terms of this Agreement and the Servicing Agreement and subject to the rights and consents, where required, of the Directing Holder, the Servicer shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole and exclusive authority to (i) modify or waive any of the terms of the Mortgage Loan Documents, (ii) consent to any action or failure to act by the Borrower or any party to the Mortgage Loan Documents, (iii) vote all claims with respect to the Mortgage Loan in any bankruptcy, insolvency or other similar proceedings and (iv) to take legal action to enforce or protect the Holders’ interests with respect to the Mortgage Loan or to refrain from exercising any powers or rights under the Mortgage Loan Documents, including the right at any time to call or waive any Events of Default, or accelerate or refrain from accelerating the Mortgage Loan or institute any foreclosure action, and the Holders shall have no voting, consent or other rights whatsoever with respect to the Servicer’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan other than as provided in the Servicing Agreement. Subject to the terms and conditions of the Servicing Agreement, the Servicer shall have the sole and exclusive authority to make Property Advances with respect to the Mortgage Loan. Except as otherwise provided in this Agreement, each Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Servicer the rights, if any, that such Holder has to (A) call or cause the Servicer to call an Event of Default under the Mortgage Loan, or (B) exercise any remedies with respect to the Mortgage Loan or the Borrower, including, without limitation, filing or causing the Lead Note Holder or such Servicer to file any bankruptcy petition against the Borrower. Each Holder shall, from time to time, execute such documents as any Servicer shall reasonably require to evidence such assignment with respect to the rights described in clause (iii) of the first sentence in this Section 16(a).

(b)               The Lead Servicer and the related Trustee shall not have any fiduciary duty to the Non-Lead Note Holders in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Servicer and the related Trustee from their respective obligation under the Servicing Agreement to make any disbursement of funds as set forth herein).

(c)               The Holders hereby acknowledge that the Servicing Agreement shall provide that, subject to the satisfaction of the conditions set forth in the next sentence, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, if the Special Servicer determines to sell the Defaulted Mortgage Loan (or the Lead Note), it will be required to sell the entire Defaulted Mortgage Loan as a single whole loan (i.e., both the Lead Note and Non-Lead Notes). Any such sale of the entire Defaulted Mortgage Loan is subject to the satisfaction of the following:

(i)                             The Non-Lead Note Holders have provided written consent to such sale; or

(ii)                          The Special Servicer has delivered the following notices and information to the Non-Lead Note Holders:

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(1)              at least 15 Business Days prior written notice of any decision to attempt to sell the Defaulted Mortgage Loan;

(2)               at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale;

(3)                at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by any of the Non-Lead Note Holders; and

(4)                until the sale is completed and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale.

The Non-Lead Note Holders may waive any delivery or timing requirements set forth above only for itself. Subject to the foregoing, each of the Lead Note Holder, the Directing Holder, the Non-Lead Note Holders and the Non-Directing Holder shall be permitted to submit an offer at any sale of the Defaulted Mortgage Loan (unless such Person is the Borrower or an agent or Affiliate of the Borrower).

The Non-Lead Note Holders hereby appoint the Lead Note Holder as their agent, and grant to the Lead Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Notes. The Non-Lead Note Holders further agrees that, upon the request of the Lead Note Holder, the Non-Lead Note Holders shall execute and deliver to or at the direction of Lead Note Holder such powers of attorney or other instruments as the Lead Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following such request, and shall deliver the related original Non-Lead Notes, endorsed in blank, to or at the direction of the Lead Note Holder in connection with the consummation of any such sale.

The authority of the Lead Note Holder to sell the Non-Lead Notes, and the obligations of the Non-Lead Note Holders to execute and deliver instruments or deliver the Non-Lead Notes upon request of the Lead Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Note is repurchased by the Initial Note A-1 Holder from the trust fund established under the Servicing Agreement in connection with a material breach of representation or warranty made by the initial Note A-1 Holder with respect to the Lead Note or material document defect with respect to the documents delivered by the Initial Note A-1 Holder with respect to the Lead Note upon the consummation of the Lead Securitization.

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(d)               Notwithstanding anything to the contrary contained herein, the exercise by the Servicer on behalf of the Holders of its rights under this Section 16 shall be subject in all respects to any section of the Servicing Agreement governing REMIC administration, and in no event shall the Servicer be permitted to take any action or refrain from taking any action if taking or failing to take such action, as the case may be, would violate the laws of any applicable jurisdiction, breach the Mortgage Loan Documents or be inconsistent with the Servicing Standard or violate any other provisions of the Servicing Agreement or violate the REMIC provisions of the Code or any regulations promulgated thereunder, including, without limitation, the provisions of Section 2(g) of this Agreement.

17.              Rights of the Directing Holder. (a) The Directing Holder shall be entitled to exercise the rights and powers granted to the Directing Holder hereunder and the rights and powers granted to the “Directing Holder,” “Controlling Class Certificateholder,” “Controlling Class Representative”, “Owner” or similar party under, and as defined in, the Servicing Agreement with respect to the Mortgage Loan. In addition, the Directing Holder shall be entitled to advise (1) the Special Servicer with respect to all matters related to a Specially Serviced Mortgage Loan and (2) the Special Servicer with respect to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below (i) the Master Servicer shall not be permitted to take any Major Action unless it has obtained the prior written consent of the Special Servicer and (ii) the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any Major Action nor will the Special Servicer itself be permitted to take any Major Action as to which the Directing Holder has objected in writing within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default) after receipt of the written recommendation and analysis and such additional information requested by the Directing Holder as may be necessary in the reasonable judgment of the Directing Holder in order to make a judgment with respect to such Major Action. The Directing Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Directing Holder may deem advisable, subject to the terms of the Servicing Agreement.

(b)               If the Directing Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Action within ten (10) Business Days (or 30 days with respect to an Acceptable Insurance Default) after delivery to the Directing Holder by the applicable Servicer of written notice of a proposed Major Action together with any information requested by the Directing Holder as may be necessary in the reasonable judgment of the Directing Holder in order to make a judgment, then upon the expiration of such ten (10) Business Day (or 30 days with respect to an Acceptable Insurance Default) period, such Major Action shall be deemed to have been approved by the Directing Holder.

(c)               In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Holder is necessary to protect the interests of the Holders (as a collective whole) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

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(d)               No objection, direction or advice contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or expose the Master Servicer or the Special Servicer to liability, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Servicing Agreement.

(e)               The Directing Holder shall have no liability to the other Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Holders agree that the Directing Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Holder over the other Holder, and that the Directing Holder may have special relationships and interests that conflict with the interests of another Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Directing Holder agree to take no action against the Directing Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Directing Holder will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Holder.

The Holders acknowledge that the Servicing Agreement may contain certain provisions that give an operating advisor certain non-binding consultation rights with respect to Major Actions.

18.              Appointment of Special Servicer. Subject to the terms of the Servicing Agreement, the Directing Holder shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a Qualified Servicer as the replacement Special Servicer in lieu thereof. The Directing Holder shall designate a Person to serve as Special Servicer by delivering to the other Holder and the parties to the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA a written notice stating such designation and by satisfying the other conditions required under the Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Servicing Agreement), if any.

The Directing Holder agrees and acknowledges that the Special Servicer could be terminated under the Servicing Agreement in connection with a “servicer termination event” thereunder, or otherwise based on a recommendation by the operating advisor under the Servicing Agreement if (1) the operating advisor determines, in its sole discretion exercised in good faith, that (a) the Special Servicer has failed to comply with the Servicing Standard and (b) a replacement of the Special Servicer would be in the best interest of the holders of Certificates issued under the Servicing Agreement (as a collective whole) and (2) the affirmative vote of the requisite certificate holders is obtained. The Directing Holder will retain its right to remove and

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replace the Special Servicer, but the Directing Holder may not restore a Special Servicer that has been removed in accordance with the preceding sentence.

19.              Rights of the Non-Directing Holder. (a)  The Servicing Agreement shall provide that the Servicer shall be required:

(i)                           to provide copies of the same notices, information and reports that it is required to provide to the Directing Holder pursuant to the Servicing Agreement with respect to any Major Actions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan to the Non-Directing Holder (but without regard to whether or not the Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event), within the same time frame as specified with respect to the Directing Holder (but without regard to whether or not the Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event); provided, however, that if Note A-2, Note A-3, Note A-4 or Note A-5 has been included in a Securitization, then for any information for which the Special Servicer would be required to provide to such Non-Directing Holder, the Special Servicer shall provide such notice to the master servicer of the other Securitization transaction, who shall forward such notice as and when required under the terms of the related Securitization documents; and

(ii)                        to consult with the Non-Directing Holder on a strictly non-binding basis, if, having received such notices, information and reports, such Non-Directing Holder requests consultation with respect to any such Major Action or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the Non-Directing Holder; provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Directing Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Directing Holder, the Servicer shall no longer be obligated to consult with the Non-Directing Holder, whether or not the Non-Directing Holder has responded within such ten (10) Business Day period (unless the Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be begin anew from the date of such proposal and delivery of all information relating thereto).

(b)               Notwithstanding the foregoing non-binding consultation rights of the Non-Directing Holder, the Servicer may take any Major Action or any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Holders.

(c)               In addition to the foregoing non-binding consultation rights, the Non-Directing Holder shall have the right to annual conference calls with the Master Servicer or the Special Servicer, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

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(d)               In no event shall the Servicer be obligated at any time to follow or take any alternative actions recommended by the Non-Directing Holder.

(e)               Any Non-Directing Holder that is the Borrower or an Affiliate of the Borrower shall not be entitled to any of the rights set forth in this Section 19.

20.              Advances; Reimbursement of Advances. (a)  From time to time, (i) pursuant to terms of the Servicing Agreement, the Lead Servicer and/or the related Trustee shall be required to make (1) Property Advances with respect to the Mortgage Loan or the Mortgaged Property and (2) P&I Advances with respect to the Lead Note and (ii) pursuant to the terms of the Non-Lead Servicing Agreements, the related Non-Lead Master Servicer and/or the related Trustee may be obligated to make P&I Advances with respect to the Non-Lead Notes. The Lead Servicer and/or the related Trustee will not be required to make any P&I Advance with respect to the Non-Lead Notes and the related Non-Lead Master Servicer and/or the related Trustee will not be required to make any P&I Advance with respect to any Lead Note or any Property Advance. The Lead Servicer, the Non-Lead Master Servicer and any Trustee will be entitled to interest on any Advance made in the manner and from the sources provided in the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA, as applicable.

(b)               The Lead Servicer and the related Trustee, as applicable, will be entitled to reimbursement for a Property Advance, first from the Collection Account established with respect to the Mortgage Loan, and then, if such Property Advance is a Nonrecoverable Advance, if such funds on deposit in the Collection Account are insufficient, from general collections of the Lead Securitization as provided in the Servicing Agreement.

(c)               To the extent amounts on deposit in the Collection Account with respect to the Mortgage Loan are insufficient to reimburse the Lead Servicer for any Property Advance and/or interest thereon and the Lead Servicer or the related Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Property Advance or interest thereon, the Non-Lead Note Holders (including any Securitization into which the Non-Lead Notes are deposited) shall be required to, promptly following notice from the Lead Servicer, pay to the Lead Securitization for its pro rata share of such Property Advance and/or interest thereon at the Reimbursement Rate. In addition, the Non-Lead Note Holders (including any Securitization into which the Non-Lead Notes are deposited) shall promptly pay or reimburse the Lead Servicer or the related Trustee for the Non-Lead Note Holders’ pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Lead Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Servicing Agreement and any fees, costs or expenses related to obtaining a Rating Agency Confirmation (to the extent amounts on deposit in the Collection Account with respect to the Mortgage Loan are insufficient for reimbursement of such amounts).

(d)               The parties to each of the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA shall each be entitled to make their own recoverability determination with respect to a P&I Advance based on the information that they have on hand and in accordance

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with the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA, as applicable.

(e)               If the Lead Servicer or the related Trustee elects to defer the reimbursement of a Property Advance in accordance with the terms of the Servicing Agreement, the Lead Servicer or the related Trustee shall also defer its reimbursement of the Non-Lead Notes shares from the Non-Lead Note Holders.

21.              Provisions Relating to Securitization. The Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Borrower to execute amended and restated notes or additional notes (in each case, the “New A-2 Notes”, the “New A-3 Notes”, the “New A-4 Notes”, the “New A-5 Notes”, the “New A-6 Notes”, the “New A-7 Notes” and the “New A-8 Notes”, and each such Note, a “New Note”) reallocating the principal of Note A-2 among other New A-2 Notes, the principal of Note A-3 among other New A-3 Notes, the principal of Note A-4 among other New A-4 Notes, the principal of Note A-5 among other New A-5 Notes, the principal of Note A-6 among other New A-6 Notes, the principal of Note A-7 among other New A-7 Notes and the principal of Note A-8 among other New A-8 Notes, respectively; reducing the Interest Rates of such New Notes or severing Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, respectively, provided that (i) the aggregate principal balance of the New Notes following such amendments are no greater than the principal balance of the original Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, respectively, prior to such amendments, (ii) all New Notes continue to have the same interest rate as the respective original Note prior to such amendments, (iii) all New Notes pay pro rata and on a pari passu basis and such reallocated or component notes shall be automatically subject to the terms of this Agreement and (iv) the entity holding a New Note shall notify the parties to the Servicing Agreement and the Non-Lead Servicing Agreements in writing of such modified allocations and principal amounts. In connection with the foregoing, (1) the Master Servicer is hereby authorized to execute amendments to the Loan Agreement and this Agreement (or to amend and restate the Loan Agreement and this Agreement) on behalf of either of the Holders solely for the purpose of reflecting such reallocation of principal or such severing of Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and/or Note A-8 (2) if Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 are severed into “component” notes, such component notes shall each have their same rights as the respective original Note and (3) the definition of the term “Securitization” and all of the related defined terms may be amended (and new terms added, as necessary) to reflect the New Notes; provided, however, that for the avoidance of doubt, no such amendment to the Mortgage Loan Documents and this Agreement may require the Master Servicer to violate the Servicing Standard. Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 21(a). The Holder whose Note is being reallocated or split pursuant to this Section 21(a) shall reimburse the other Holder for all costs and expenses incurred by the other Holder in connection with the reallocation or split.

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(b)               The Non-Lead Servicing Agreements shall provide that:

(i)                                 the applicable master servicer and trustee for such Securitization shall be required to notify the master servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)                              if the applicable master servicer, special servicer or trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the master servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)                           in the event the Non-Lead Note Holders are responsible for its proportionate share of any Nonrecoverable Advances (or any other portion of a Nonrecoverable Advance) (and advance interest thereon) or other fee or expense pursuant to Section 20, and funds received with respect to the Non-Lead Notes are insufficient to cover such amounts, (x) the related master servicer will be required to pay the Master Servicer, Special Servicer or Lead Trustee under the Servicing Agreement, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreements and (y) if the Lead Servicing Agreement permits the Master Servicer, Special Servicer or Lead Trustee to pay itself from the Lead Securitization Trust’s general account then the master servicer under the Non-Lead Servicing Agreements will be required to reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreements;

(iv)                           each of the Master Servicer and the Special Servicer shall be indemnified (as and to the extent the Lead Securitization Trust is required to indemnify each such party) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA that relate solely to its servicing of the Mortgage Loan, as applicable, and the master servicer under the Non-Lead Servicing Agreements will be required to reimburse the Master Servicer, Special Servicer or Lead Trustee under the Servicing Agreement, as applicable, out of general funds in the collection account (or equivalent account) established under the Non-Lead Servicing Agreements;

(v)                              each of trustee and the master servicer under the Non-Lead Servicing Agreements, as applicable, shall acknowledge that, (i) each of the Master Servicer and the Lead Trustee under the Servicing Agreement will be a third party beneficiary under the Non-Lead Servicing Agreements with respect to any provisions therein relating to (1) the reimbursement of any nonrecoverable advances made with respect to such Non-Lead Notes by the Master Servicer or the Lead Trustee under the Servicing Agreement and (2) as to the Master Servicer only, the indemnification of the Master Servicer against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA and relating to the Non-Lead Notes and (ii) the Special Servicer will be a third party

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beneficiary under the Non-Lead Servicing Agreements with respect to any provisions therein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the Non-Lead Notes by the Special Servicer (it being understood that the Special Servicer is not required to make any Advances) and (2) the indemnification of the Special Servicer against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with any PSA and relating to such Non-Lead Notes; and

(vi)                           the Master Servicer and the Special Servicer shall be third party beneficiaries of the foregoing provisions.

(c)               The Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) shall provide the Depositor, the Servicer and the Special Servicer under the BBCMS 2025-5C38 PSA (as of the Securitization Date of such Note) notice of the Securitization of such Note, which notice shall be in writing (which may be by email) given prior to or promptly following the related Securitization Date. Such notice shall contain contact information for each of the parties to the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 PSA, the Note A-7 PSA and the Note A-8 PSA (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization), as applicable, and the identity of the Controlling Class Representative under such PSA. In addition, after the related Securitization Date, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) shall send a copy of the related PSA to the Depositor, the Servicer and the Special Servicer under the BBCMS 2025-5C38 PSA (as of the Securitization Date of such Note).

(d)               The BBCMS 2025-5C38 PSA shall provide that:

(i)                            the Master Servicer and Trustee for such Securitization shall be required to notify the servicer, special servicer and trustee of each other Securitization of the amount of any P&I Advance it has made with respect to the Note included in such Securitization within two Business Days of making such advance;

(ii)                        if the Master Servicer or Trustee determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made;

(iii)                     the Master Servicer shall remit all payments received (or advanced) with respect to the Non-Lead Notes, net of its Servicing Fee and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to the Non-Lead Note Holders on the applicable Master Servicer Remittance Date;

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(iv)                      the Master Servicer agrees to make available to the master servicer under the Non-Lead Servicing Agreements the CREFC® Investor Reporting Package® pursuant to the terms of the Servicing Agreement on a monthly basis on the applicable Master Servicer Remittance Date so long as the date on which delivery is required under this clause (iv) is at least one (1) Business Day after the scheduled Monthly Payment date under the Loan Agreement;

(v)                         the Master Servicer, any primary servicer, the Special Servicer and the Lead Trustee, certificate administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver), to the parties to the Non-Lead Servicing Agreements, at its own expense, in a timely manner, the reports, certifications, compliance statements, accountants’ assessments and attestations, information to be included in reports (including, without limitation, Form 15G, Form 10K, Form 10D, Form 8K), and other materials specified in each of the other Servicing Agreements as the parties to the Non-Lead Securitizations may require in order to comply with their obligations under the Securities Act of 1933, as amended, Securities Exchange Act of 1934 (including Rule 15Ga-1), as amended, and Regulation AB, and any other applicable law. Without limiting the generality of the foregoing, the Lead Note Holder for a Lead Securitization shall provide in a timely manner to the depositor and the trustee for any prior Securitization a copy of the Servicing Agreement and each Lead Servicer (at the expense of the Lead Note Holder) will be required, upon prior written request, to provide to the depositor and the trustee for any prior Securitization any other information required to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K, any other disclosure information required pursuant to Regulation AB in a timely manner for inclusion in any disclosure document (and, with respect to the Servicing Agreement, for filing under Form 8-K), and with respect to the Lead Servicers, upon prior written request, market indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization. As used in this Agreement, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the United States Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein. The Master Servicer, any primary servicer and the Special Servicer, upon prior written request, shall each be required to provide certification and indemnification to each Certifying Person with respect to the Sarbanes-Oxley Certification (or analogous terms) as such terms are defined in the Non-Lead Servicing Agreements;

(vi)                      the servicing duties of each of the Master Servicer and Special Servicer under the Servicing Agreement shall include the duty to service the Non-Lead Notes on behalf of the related Trustees and related Certificate holders in accordance with the terms and provisions of this Agreement;

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(vii)                  the Master Servicer shall withdraw from the related Collection Account and remit to the Holder of the Non-Lead Notes, within two (2) Business Days of receipt of properly identified funds, any amounts that represent late collections or principal prepayments on such Non-Lead Notes or any successor REO Property with respect thereto (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with this Agreement), unless such amount would otherwise be included in the monthly remittance to the Holder of such Non-Lead Notes for such month; provided, however, that to the extent any such amounts are received before 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such late collections or principal prepayments to the Non-Lead Master Servicer within one Business Day of receipt of properly identified funds;

(viii)               the Non-Lead Note Holders is an intended third-party beneficiary in respect of the rights afforded it under the Servicing Agreement and each master servicer under a Non-Lead Servicing Agreements will be entitled to enforce the rights of the related Trustee with respect to such Non-Lead Notes under this Agreement and the Servicing Agreement;

(ix)                     each master servicer and special servicer under any Non-Lead Servicing Agreements shall be a third-party beneficiary of the Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such master servicer or special servicer, as the case may be, and the provisions regarding coordination of Advances;

(x)                         it shall not be amended in a manner that materially and adversely affects the rights of the Non-Lead Note Holders without their consent;

(xi)                     satisfy Moody’s rating methodology as of the closing date of the Lead Securitization related to permitted investments and eligible accounts applicable to securities rated “Aaa” by Moody’s;

(xii)                  in connection with (A) any amendment of the Servicing Agreement, a party to such Servicing Agreement is required to provide a copy of the executed amendment to the depositor under the Non-Lead Servicing Agreements and one or more parties to the related Non-Lead Servicing Agreements (which may be by e-mail), together with a copy of such amendment in electronic format, no later than the effective date of such amendment, and (B) the termination, resignation and/or replacement of the Master Servicer or Special Servicer under the Servicing Agreement, the replacement “master servicer” or replacement “special servicer”, as applicable, is required to provide to the depositor under the Non-Lead Servicing Agreements and one or more parties to the related Non-Lead Servicing Agreements all disclosure about itself that is required to be included in Form 8-K no later than the date of effectiveness thereof;

(xiii)               “servicer termination events” (or any analogous term under the Servicing Agreement) include customary market termination events with respect to failure to make advances, failure to remit payments to the Non-Lead Note Holders as required, failure to deliver (or cause to be delivered) materials or information required in order for the Non-

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Lead Note Holders or the depositor under the Non-Lead Servicing Agreements to timely comply with its obligations under the Exchange Act, the Securities Act or Form SF-3, and for rating agency triggers with respect to any Certificates, subject to customary grace periods (provided that, in the case of failures related to the securities laws, such grace periods will not cause a depositor under the Non-Lead Servicing Agreements to fail to comply with the applicable provisions of such securities laws); and

(xiv)               if the Non-Lead Notes becomes the subject of an “asset review” under the Non-Lead Servicing Agreements, the applicable parties to the Servicing Agreement are required to reasonably cooperate with the related asset representations reviewer or other applicable party to the Non-Lead Servicing Agreements in connection with such asset review, including with respect to providing access to related underlying documents to the extent the asset representations reviewer or such other applicable party to the Non-Lead Servicing Agreements has not obtained such documents from the Non-Lead Note Holders and such documents are in the possession of the applicable party to the Servicing Agreement.

(e)               If any provision required to be included in the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-3 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA is not included therein as required in this Agreement, each Holder agrees that each such provision shall be deemed to be incorporated as a provision of and made a part of the BBCMS 2025-5C38 PSA, the Note A-2 PSA, the Note A-4 PSA, the Note A-5 PSA, the Note A-6 PSA, the Note A-7 PSA or the Note A-8 PSA, as the case may be.

22.              Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

23.              Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)               SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

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(b)              CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)             AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)             AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

24.              Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. Additionally, from and after a Securitization, except to cure any ambiguity or to correct any error or as set forth in Section 21(a), (b) and (c) of this Agreement may not be modified unless a Rating Agency Confirmation has been delivered with respect to each Securitization, except that no Rating Agency Confirmation shall be required in connection with a modification to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or with the Servicing Agreement.

25.              Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Each of the Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer and related Trustee is an intended third-party beneficiary of this Agreement. Except as provided in Section 5 and the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

26.              Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this Agreement shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including

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the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

27.              Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

28.              Notices. All notices required hereunder shall be given by (i) telephone (confirmed in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission or email if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

29.              Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

30.              Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

31.              Withholding Taxes.

(a)               If the Note A-1 Holder or the Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder with respect to the Mortgage Loan as a result of the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder constituting a Non-Exempt Person, the Note A-1 Holder, in its capacity as servicer, shall be entitled to do so with respect to the Note A-2 Holder’s, the Note A-3 Holder’s, the Note A-4 Holder’s, the Note A-5 Holder’s, the Note A-6 Holder’s, the Note A-7 Holder’s or the Note A-8 Holder’s interest in such payment (all withheld amounts being deemed paid to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder), provided that the Note A-1 Holder shall furnish the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and

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other information which may reasonably be requested for purposes of assisting the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder is subject to tax.

(b)               The Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder shall and hereby agree to indemnify the Note A-1 Holder against and hold the Note A-1 Holder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Note A-1 Holder (or the Servicer on its behalf) to withhold Taxes from payment made to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder and the Note A-5 Holder to the Note A-1 Holder in connection with the obligation of the Note A-1 Holder to withhold Taxes from payments made to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder it being expressly understood and agreed that the Note A-1 Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same.

(c)               Contemporaneously with the execution of this Agreement and from time to time as reasonably requested by the Note A-1 Holder or Servicer during the term of this Agreement, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) shall deliver to the Note A-1 Holder or Servicer, as applicable, evidence satisfactory to the Note A-1 Holder substantiating whether the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder and the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) is a Non-Exempt Person and whether the Note A-1 Holder is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) are created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Note A-1 Holder an Internal Revenue Service Form W-9 and (ii) if the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder are not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Borrower is treated for

41

United States income tax purposes as derived in whole or part from sources within the United States, the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) shall satisfy the requirements of the preceding sentence by furnishing to the Note A-1 Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN or Form W-8BEN-E, as applicable, or successor forms, as may be required from time to time, duly executed by the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization). The Note A-1 Holder shall not be obligated to make any payment hereunder to the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder, the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder in respect of the Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 or Note A-8 or otherwise until the Note A-2 Holder, the Note A-3 Holder, the Note A-4 Holder, the Note A-5 Holder (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), the Note A-6 Holder, the Note A-7 Holder or the Note A-8 Holder (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization) shall have furnished to the Note A-1 Holder the requested forms, certificates, statements or documents.

32.              Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than Note A-2, Note A-3, Note A-4, Note A-5 (unless Note A-5 is included in the BBCMS 2025-5C38 Securitization), Note A-6, Note A-7 and Note A-8 (unless Note A-8 is included in the BBCMS 2025-5C38 Securitization)) will be held by the Trustee under the BBCMS 2025-5C38 PSA (or by a custodian on its behalf) under the terms of the BBCMS 2025-5C38 PSA on behalf of all of the Holders.

33.              Certain Matters Affecting the Agent.

(a)               The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 13;

(b)              The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)              The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)              The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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(e)                             The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 13; and

(f)               The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

34.              Termination of Agent. The Agent may be terminated at any time upon ten (10) days prior written notice from the Note A-1 Holder. In the event that the Agent is terminated pursuant to this Section 34, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

The Agent may resign at any time upon notice, so long as a successor Agent, reasonably satisfactory to the Holders, has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. The Initial Agent, may transfer its rights and obligations to the Servicer, as successor Agent, at any time without the consent of any Holder. The Initial Agent, shall promptly and diligently attempt to cause such Servicer to act as successor Agent, and, if such Servicer declines to act in such capacity, shall promptly and diligently attempt to cause a similar servicer to act as successor Agent. The termination or resignation of such Servicer, as Servicer under the Servicing Agreement, shall be deemed a termination or resignation of such Servicer as Agent under this Agreement. Notwithstanding the to the contrary in this Agreement, upon a Securitization of Note A-1, the Certificate Administrator shall automatically become and be the Agent.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, each of the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder, the Initial Note A-4 Holder, the Initial Note A-5 Holder, the Initial Note A-6 Holder, the Initial Note A-7 Holder and the Initial Note A-8 Holder has caused this Agreement to be duly executed as of the day and year first above written.

Initial Note A-1 Holder and Initial Agent:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-2 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-3 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-4 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory
Signature Page to City Square White Plains Co-Lender Agreement

Initial Note A-5 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-6 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-7 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory

Initial Note A-8 Holder:

BSPRT CMBS Finance, LLC

By:	/s/ Christian Mutone
Name: Christian Mutone
Title: Authorized Signatory
Signature Page to City Square White Plains Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A.       Description of Mortgage Loan

Mortgage Loan:	City Square White Plains
Borrower:	GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC
Mortgage Loan Origination Date:	October 1, 2025
Initial Principal Amount of Mortgage Loan:	$141,000,000
Location of Mortgaged Property:	White Plains, New York
Current Use of Mortgaged Property:	Mixed Use (Office and Multifamily)
Mortgage Interest Rate:	7.25%
Maturity Date:	October 6, 2030

A-1

B.       Description of Notes

Mortgage Loan Origination Date:	October 1, 2025
Initial Note A-1 Principal Balance:	$50,000,000
Initial Note A-2 Principal Balance:	$40,000,000
Initial Note A-3 Principal Balance:	$20,000,000
Initial Note A-4 Principal Balance:	$15,000,000
Initial Note A-5 Principal Balance:	$5,000,000
Initial Note A-6 Principal Balance:	$5,000,000
Initial Note A-7 Principal Balance:	$5,000,000
Initial Note A-8 Principal Balance:	$1,000,000
Initial Note A-1 Percentage Interest:	35.46%
Initial Note A-2 Percentage Interest:	28.37%
Initial Note A-3 Percentage Interest:	14.18%
Initial Note A-4 Percentage Interest:	10.64%
Initial Note A-5 Percentage Interest:	3.55%
Initial Note A-6 Percentage Interest:	3.55%
Initial Note A-7 Percentage Interest:	3.55%
Initial Note A-8 Percentage Interest:	0.71%
Note A-1 Interest Rate:	7.25%
Note A-2 Interest Rate:	7.25%
Note A-3 Interest Rate:	7.25%
Note A-4 Interest Rate:	7.25%
Note A-5 Interest Rate:	7.25%
Note A-6 Interest Rate:	7.25%
Note A-7 Interest Rate:	7.25%
Note A-8 Interest Rate:	7.25%
Note A-1 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-1 Interest Rate, compounded monthly
Note A-2 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-2 Interest Rate, compounded monthly
Note A-3 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-3 Interest Rate, compounded monthly
Note A-4 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-4 Interest
A-2

Rate, compounded monthly
Note A-5 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-5 Interest Rate, compounded monthly
Note A-6 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-6 Interest Rate, compounded monthly
Note A-7 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-7 Interest Rate, compounded monthly
Note A-8 Default Interest Rate:	A rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) 5% above the Note A-8 Interest Rate, compounded monthly

A-3

EXHIBIT B

Initial Note A-1 Holder, Initial Note A-2 Holder, Initial A-3 Holder, Initial A-4 Holder, Initial A-5 Holder, Initial A-6 Holder, Initial A-7 Holder and Initial A-8 Holder:

BSPRT CMBS Finance, LLC
1 Madison Avenue, Suite 1600

New York, New York 10010

Attention: Jacob Breinholt

B-1

EXHIBIT C

PERMITTED FUND MANAGERS

Westbrook Partners

iStar Financial Inc.

Capital Trust

Archon Capital, L.P.

Whitehall Street Real Estate Fund, L.P.

The Blackstone Group

Normandy Real Estate Partners

Dune Real Estate Partners

AllianceBernstein

Rockwood

RREEF Funds

Hudson Advisors

Artemis Real Estate Partners

Apollo Real Estate Advisors

Colony Capital, Inc.

Praedium Group

Fortress Investment Group, LLC

Lonestar Opportunity Funds

Clarion Partners

Walton Street Capital, LLC

Starwood Financial Trust

BlackRock, Inc.

Eightfold Real Estate Capital, L.P.

Rialto Capital Management, LLC

Rialto Capital Advisors, LLC

Raith Capital Partners, LLC

C-1